EXHIBIT 4.08


                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                    ----------------------------------------

         INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of March 26, 2002, between DeMarco Energy Systems of America, Inc., a Utah corporation (and collectively with all of the subsidiaries of DeMarco Energy Systems of America, Inc listed on the attached Schedule A, the "Company"), and the secured parties ---------- signatory hereto, and their respective endorsees, transferees and assigns (Collectively, the "Secured Party").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, pursuant to a Secured Convertible Debenture Purchase Agreement, dated the date hereof between the Company and the Secured Party (the "Purchase Agreement"), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from the Company an aggregate principal amount of $1,000,000 of the Company's 10% Secured Convertible Debentures, due March 25, 2003 (the "Debentures"), which are convertible into shares of the Company `s Common Stock, $.001 par value (the "Common Stock"); and

         WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first priority security interest (which is pari passu to the security interest granted by the Company to AJW Partners, LLC and New Millennium Capital Partners II, LLC pursuant to an Intellectual Property Security Agreement between the Company, AJW Partners, LLC and New Millennium Capital Partners II, LLC, dated September 26, 2000 ("Initial Security Agreement"), in certain general intangible property of the Company to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Debentures.

         NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.     Certain  Definitions.  As used in this Agreement,  the following
                --------------------
terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

                (a) "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or Utah generally are authorized or required by law or other government actions to close.

                (b) "Collateral" means all of the Company's right, title and interest in and to all of Trademarks, Patents, Copyrights, and other general intangible property of the Company, all trade secrets, intellectual property rights in computer software and computer software products, design rights which may be available to the Company, rights to proceeds arising from any and all claims for damages by way of past, present and future infringement of any Collateral with the right but not the obligation to sue on behalf of and collect such damages for said use or infringement, licenses to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights. The term "Collateral" shall include all of the foregoing items, whether presently owned or existing or hereafter acquired or coming into existence, all additions and accessions thereto, all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including without limitation all proceeds from the licensing or sale or other transfer of Collateral and of insurance covering the same and of any tort claims in connection therewith.

                (c) "Copyrights" means any and all copyrights, copyright applications, copyright registration and like protections in each work or authorship and derivative work thereof that is created by the Company, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including, without limitation, those set forth on Exhibit A attached hereto.
                               ---------

                (d) "Obligations" means all of the Company's obligations under this Agreement and the Debentures, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

                (e) "Patents" means all of the Company's patents, patent applications, letters patent and like protections of the United States or any other country, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, and including, without limitation, those set forth on Exhibit B attached
                                                              ---------
hereto.

                (f)   "Trademarks"  means any  trademark,  service  mark  right, whether or not  registered,  applications to register and  registrations  of the same and like protections, and the entire goodwill of the business of the Company connected with or symbolized by such trademarks, including, without limitation, those set forth on Exhibit C attached hereto.
                               ---------

                (g) "UCC" means the Uniform Commercial Code, as currently in effect in the State of Utah.

         2.     Grant of Security  Interest.  As an  inducement  for the Secured
                ---------------------------
Party to purchase the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a lien upon and a right of set-off against all of the Company's right, title and interest of whatsoever kind and nature in and to the Collateral (the "Security Interest") senior to all liens and encumbrances of the Company and pari passu with the security interest granted by the Company pursuant to the Initial Security Agreement (the "Initial Priority Interest").

         3.     Representations,  Warranties,  Covenants  and  Agreements of the
                ----------------------------------------------------------------
Company.  The Company represents and warrants to, and covenants and agrees with,
-------
the Secured Party as follows:

                (a)   The  Company  has  the  requisite   corporate   power  and
authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.

                (b) The Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims other than the Initial Priority Interest (which is pari passu with the Security Interest created hereunder), and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement or with respect to the Initial Priority Interest) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement or with respect to the Initial Priority Interest).

                (c)   Exhibit  A sets  forth  a true  and  complete  list of all
                      ----------
Copyrights in existence as of the date of this Agreement. Exhibit B sets forth a
                                                          ---------
true and complete list of all Patents that have been filed as of the date of this Agreement. Exhibit C sets forth a true and complete list of all Trademarks
                 ---------
filed as of the date of this Agreement. The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party in writing of any change in the composition of the Collateral, including, without limitation, any subsequent ownership rights of the Company in or to any Copyright, Patent or Trademark.

                (d) Each of the Patents, Trademarks and Copyrights is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any of the Patents, Trademarks or Copyrights or the Company's use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

                (e) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and may not relocate such books of account and records unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first priority liens in the Collateral pari passu with the Initial Priority Interrest. The principal place of business of the Company is located at the address set forth in the introduction to this Agreement.

                (f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral, including the Collateral listed on the Exhibits hereto, securing the payment and performance of the Obligations, and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral pari passu with the Initial priority Interest. Except for (x) the filing of this Agreement with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the filing of this Agreement with the Register of Copyrights with respect to the Copyrights, and (y) the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated in Schedule B, attached hereto,
                                                    ----------
no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder. The Company acknowledges and agrees that a copy of this Agreement (or instruments executed and delivered pursuant hereto) will be filed and recorded with each of the United States Patent and Trademark Office and the Register of Copyrights with respect to the Patents, Trademarks and Copyrights that are now or hereafter in existence.

                (g) On the date of execution of this Agreement, the Company will deliver to the Secured Party (i) one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with the jurisdictions indicated on Schedule B, attached hereto and in such other
                              -----------
jurisdictions as may be requested by the Secured Party and (ii) one or more executed recordation sheets relating to the filing and recording of this Agreement with each of the United States Patent and Trademark Office and the Register of Copyrights with respect to the Patents, Trademarks and Copyrights that are now in existence.

                (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by the Company is bound. No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

                (i)   The  Company  shall at all  times  maintain  the liens and
Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party pari passu with the Initial Priority Interest until this Agreement and the Security Interest hereunder shall terminated pursuant to Section 10. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

                (j) The Company will not allow any Collateral to be abandoned, forfeited or dedicated to the public without the prior written consent of the Secured Party. The Company will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Company in the ordinary course of business), sell or otherwise dispose of any of the Collateral in the ordinary course of business without the prior written consent of the Secured Party.

                (k) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party's security interest therein.

                (l) The Company shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

                (m) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

                (n) The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

                (o) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

                (p)   Schedule A, attached  hereto contains a list of all of the
                      ----------
subsidiaries of the Company.

         4.     Defaults. The following events shall be "Events of Default":
                --------

                (a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

                (b) Any representation or warranty of the Company in this Agreement or in the Security Agreement, dated the date hereof between the Company and the Secured Party, shall prove to have been incorrect in any material respect when made; and

                (c) The failure by the Company to observe or perform any of its obligations hereunder or in the Security Agreement, dated the date hereof between the Company and the Secured Party, for ten (10) days after receipt by the Company of notice of such failure from the Secured Party.

         5.     Duty To Hold In  Trust.  Upon  the  occurrence  of any  Event of
                ----------------------
Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

         6.     Rights and Remedies Upon Default.  Upon  occurrence of any Event
                --------------------------------
of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Party shall have the following rights and powers:

                (a) The Secured Party shall have the right to take possession of all tangible manifestations or embodiments of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere.

                (b) The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

                (c) The Secured Party may license or, to the same extent the Company is permitted by law and contract to do so, sublicense, whether or an exclusive or non-exclusive basis, any of the Collateral throughout the world for such term, on such conditions and in such manner as the Secured Party shall, in its sole discretion, determine.

                (d) The Secured Party may (without assuming any obligations or liabilities thereunder), at any time, enforce (and shall have the exclusive right to enforce) against licensee or sublicensee all rights and remedies of the Company in, to and under any license agreement with respect to such Collateral, and take or refrain from taking any action thereunder.

                (e) The Secured Party may, in order to implement the assignment, license, sale or other disposition of any of the Collateral pursuant to this Section, pursuant to the authority provided for in Section 11, execute and deliver on behalf of the Company one or more instruments of assignment of the Collateral in form suitable for filing, recording or registration in any jurisdictions as the Secured Party may determine advisable.

         7.     Applications of Proceeds; Expenses. (a) The proceeds of any such
                ----------------------------------
sale, lease, license or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 12.5% per annum (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

                (b) The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including, without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

         8.     Responsibility   for   Collateral.   The  Company   assumes  all
                ---------------------------------
liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Debentures shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

         9.     Security Interest Absolute.  All rights of the Secured Party and
                --------------------------
all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

         10.    Term of  Agreement.  This  Agreement  and the Security  Interest
                ------------------
shall terminate on the date on which all payments under the Debentures have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

         11.    Power  of  Attorney;   Further   Assurances.   (a)  The  Company
                -------------------------------------------
authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Debentures, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

                (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments,
                            ----------
including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

                (c) The Company hereby irrevocably appoints the Secured Party as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                      (i) To modify, in its sole discretion, this Agreement without first obtaining the Company's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, hereof, as
                            ----------   ---------      ----------
appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by the Company after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which the Company no longer has or claims any right, title or interest; and

                      (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

         12.    Notices.   Any  and  all  notices  or  other  communications  or
                -------
deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the Business following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         13.    Other  Security.  To the extent that the  Obligations are now or
                ---------------
hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.


         14.    Miscellaneous.
                -------------

                (a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                (b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

                (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.
Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

                (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

                (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

                (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

                (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

                (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in Manhattan county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non convenient.

                (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.


                              * * * * * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed on the day and year first above written.

                              DEMARCO ENERGY SYSTEMS OF AMERICA, INC.



                                 By:   /S/ Victor M. DeMarco
                                       ------------------------
                                 Name:     Victor M. DeMarco
                                 Title:    President/Chief Operating Officer



                              Address for Notice:

                              DeMarco Energy Systems of America, Inc.
                              12885 Hwy 183, STE 108-A
                              Austin, Texas 78750
                              Facsimile No.: (512) 335-6380
                              Attn:  Chief Executive Officer


                              With a Copy to:

                              Locke Liddell & Sapp LLP
                              100 Congress Avenue
                              Suite 300
                              Austin, Texas 78701
                              Facsimile No.: (512) 305-4800
                              Attn: Curtis R. Ashmos, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed on the day and year first above written.

                              AJW PARTNERS, LLC
                              By: SMS Group, LLC

                                 By:  /S/ Corey S. Ribotsky
                                      -------------------------
                                 Name:    Corey S. Ribotsky
                                 Title:   Manager


                              Address for Notice:

                              AJW Partners, LLC
                              155 First Street
                              Suite B
                              Mineola, New York 11501
                              Facsimile No.:  (516) 739-7115


                              With copies to:

                              Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.: (212) 541-4630 and (212) 541-1432
                              Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed on the day and year first above written.

                              NEW MILLENNIUM CAPITAL PARTNERS II, LLC
                              By: First Street Manager II, LLC

                                 By:  /S/ Glenn A. Arbeitman
                                      --------------------------
                                 Name:    Glenn A. Arbeitman
                                 Title:


                              Address for Notice:

                              New Millennium Capital Partners II, LLC
                              155 First Street
                              Suite B
                              Mineola, New York 11501
                              Facsimile No.:  (516) 739-7115


                              With copies to:

                              Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.: (212) 541-4630 and (212) 541-1432
                              Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed on the day and year first above written.

                              PEGASUS CAPITAL PARTNERS, LLC

                                 By:  /S/ Corey S. Ribotsky
                                      -------------------------
                                 Name:    Corey S. Ribotsky
                                 Title:   Manager

                              Address for Notice:

                              Pegasus Capital Partners, LLC
                              155 First Street
                              Suite B
                              Mineola, New York 11501
                              Facsimile No.: (516) 739-7115
                              Attn: Corey Ribotsky


                              With copies to:

                              Robinson Silverman Pearce Aronsohn &
                                 Berman LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.: (212) 541-4630 or (212) 541-1432
                              Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed on the day and year first above written.

                              AJW/NEW MILLENNIUM OFFSHORE LTD.


                                 By:  /S/ Corey S. Ribotsky
                                      -------------------------
                                 Name:    Corey S. Ribotsky
                                 Title:   Manager

                              Address for Notice:

                              AJW/New Millennium Offshore Ltd.
                              155 First Street
                              Suite B
                              Mineola, New York 11501
                              Facsimile No.: (516) 739-7115
                              Attn: Corey Ribotsky


                              With copies to:

                              Robinson Silverman Pearce Aronsohn &
                                 Berman LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.: (212) 541-4630 or (212) 541-1432
                              Attn: Eric L. Cohen, Esq.

                                    EXHIBIT A
                                    ---------

                                   Copyrights


 Description                      Registration               Registration
                                     Number                      Date
 -----------------------------------------------------------------------------

                                    EXHIBIT B
                                    ---------

                                     Patents


 Description                      Registration               Registration
                                     Number                      Date
 -----------------------------------------------------------------------------

                                    EXHIBIT C
                                    ---------

                                   Trademarks


 Description                      Registration               Registration
                                     Number                      Date
 -----------------------------------------------------------------------------

                                   SCHEDULE A
                                   ----------



 List of subsidiaries of the Company:
 -----------------------------------

                                   SCHEDULE B
                                   ----------


 Jurisdictions:
 -------------